Exhibit 10.3

2018 Plan Award Certificate – Performance-Vesting Non-Qualified Stock Option (Reporting Officer)

Alkermes plc
Connaught House
1 Burlington Road
Dublin 4, Ireland

Name: Participant Name

Address: Participant Address

Grant ID: Grant ID

Plan: Plan ID

ID: Optionee ID

Effective [Grant Date] (the “Grant Date”), you have been granted a performance-vesting non-qualified stock option (the “PSO”) to buy [Award Grant Amount] ordinary shares, par value $0.01 per share (the “Shares”), of Alkermes plc (the “Company”) with an exercise price of $[Grant Price] per share.

The PSO was granted under the Alkermes plc 2018 Stock Option and Incentive Plan, as amended (the “Plan”), and is governed by the terms and conditions thereof and of this award certificate (this “Award Certificate”). A copy of the Plan is posted on your local human resources page of the Company’s website. Unless otherwise defined in this Award Certificate, all capitalized terms used in this Award Certificate shall have the respective meanings ascribed to them in the Plan.

Vesting details for the PSO are as set forth on Exhibit A attached to this Award Certificate.

Unless provided otherwise below, the PSO shall expire on the earlier to occur of: (i) the 10th anniversary of the Grant Date or (ii) three months after the termination of your employment or other service relationship with the Company as described in the Plan.

No portion of the PSO shall vest prior to the one year anniversary of the Grant Date, except as set forth herein.

You must be employed by the Company on each vesting date in order to receive the Shares that vest on each such date, except as otherwise provided below. For purposes of the PSO, and as set forth in Section 14 of the Plan, you will continue to be deemed employed by the Company for so long as you (x) remain employed by the Company or any Subsidiary, regardless of any transfer between the Company or such Subsidiary or between Subsidiaries, or any transfer from one eligibility category under Section 4 of the Plan to another, or (y) are on an approved leave of absence from the Company or any Subsidiary.

In the event of the termination of your employment or other service relationship with the Company by reason of death or permanent disability, the PSO shall automatically vest and be exercisable in full effective upon such termination, and the period during which the PSO may be exercised (to the extent that it is exercisable on the date of such termination) shall be three years following the date of such termination, provided, however, that in no event shall such three-year period extend beyond the original term of the PSO.

In the event of a Sale Event, the following provisions shall apply in lieu of and expressly supersede Section 3(d) of the Plan:

•
In the event of a Sale Event in which the surviving entity or acquiring entity (or the surviving or acquiring entity’s parent company) does not assume or continue the PSO, or substitute a similar award for the PSO, then (i) to the extent the PSO is outstanding and not vested immediately prior to the effective time of the Sale Event, the PSO shall vest and become exercisable based on actual achievement of the Performance Conditions set forth in Exhibit A attached hereto as of the effective time of the Sale Event, without regard to the Service Condition set forth in Exhibit A attached hereto, provided that your employment or other service relationship with the Company has not terminated prior to the effective time of the Sale Event, (ii) the PSO will terminate upon the effective time of the Sale Event and (iii) in the event of such termination, the last sentence of Section 3(d) of the Plan shall be applicable.

In the event of a Sale Event in which the surviving entity or acquiring entity (or the surviving or acquiring entity’s parent company) assumes or continues the PSO or substitutes a similar award for the PSO, then upon such Sale Event (if such Sale Event is a Change in Control, as such term is defined in your employment agreement with the Company or any of its Subsidiaries (“Employment Agreement”)) or upon a Change in Control following such Sale Event (if such Sale Event is not a Change in Control), the following provisions shall apply regarding the vesting and exercisability of the PSO upon your termination of employment with the Company or any of its Subsidiaries (or its successor in interest), if such termination of employment occurs within twenty-four (24) months after the occurrence of the first event constituting a Change in Control, provided that such first event occurs during the Period of Employment, as such term is defined in your Employment Agreement. These provisions shall terminate and be of no further force or effect beginning twenty-four (24) months after the occurrence of a Change in Control:

If within twenty-four (24) months after a Change in Control occurs, your employment is terminated by the Company or any of its Subsidiaries (or its successor in interest) without Cause (as such term is defined in your Employment Agreement) or you terminate your employment for Good Reason (as such term is defined in your Employment Agreement), then, to the extent the PSO is outstanding and not vested immediately prior to the Date of Termination (as defined in your Employment Agreement), it shall vest and become exercisable based on actual achievement of the Performance Conditions set forth in Exhibit A attached hereto on the Date of Termination, without regard to the Service Condition set forth in Exhibit A attached hereto; provided, however, that if such Change in Control is not a Sale Event, the effective date of such vesting shall be the later of (i) the Date of Termination or (ii) the one-year anniversary of the Grant Date. For purposes of the foregoing, the determination of whether your employment is terminated without Cause or for Good Reason will be made by the Company (or its successor in interest) in accordance with the terms of your Employment Agreement.

The grant of the PSO does not infer any right to, or expectation of, the grant of any additional Options or other Awards on the same basis or at all, in any future year. Participation in the Plan shall in no way give you any rights to compensation for any claim of loss in relation to the Plan, including without limitation:

(a)
any loss or reduction of any rights or expectations under the Plan in any circumstances or for any reason (including lawful or unlawful termination of an employment relationship);

(b)
any exercise of a discretion or a decision taken in relation to an Award or to the Plan, or any failure to exercise a discretion or take a decision; or

(c)
the operation, suspension, termination or amendment of the Plan.

Any controversy or claim arising out of or relating to this Award Certificate and/or the PSO shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association (“AAA”) in Boston, Massachusetts, USA, in accordance with the Employment Arbitration Rules and Mediation Procedures of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

You may not be issued any Shares in respect of the PSO unless either (i) the Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”); or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. The PSO also must comply with other applicable laws and regulations governing the PSO, and you will not receive such Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

The Company has no duty or obligation to minimize the tax consequences to you of the PSO and will not be liable to you for any adverse tax consequences to you arising in connection with the PSO. You are advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of the PSO.

This Award Certificate may not be modified or amended except in a writing signed by you and a duly authorized officer of the Company. Notwithstanding the foregoing, the Administrator reserves the right to modify or amend, by written notice to you, the terms of the PSO and/or this Award Certificate in any way it may deem necessary or advisable (i) as a result of any change in applicable laws or regulations, or any future law, regulation, ruling, or judicial decision, in each case applicable to the PSO, or (ii) for any other legal purpose, provided that (in each case of (i) or (ii) above), no such modification or amendment shall adversely affect your rights under the PSO and/or this Award Certificate without your written consent.

Alkermes plc

By:

Exhibit A

This PSO shall vest according to the following parameters:

a.
[•] (the “Performance Conditions”), and

b.
[•] (the “Service Condition”).

This PSO may be subject to acceleration of vesting in certain circumstances as described in the accompanying Award Certificate.